Exhibit 10.5

Second Amendment to Consulting Agreement

This Second Amendment to Consulting Agreement (this “Amendment”) is entered into as of September 24, 2026 and is effective as of September 1, 2026, by and between Oramed Pharmaceuticals Inc., a company incorporated under the laws of the State of Delaware, with an address at 20 Mamilla Ave., Jerusalem, Israel 9414904 (the “Company”) and KNRY Ltd., a company incorporated under the laws of the State of Israel, (company I.D. no. 513836502) with an address at 2 Elza Street, Jerusalem (the “Consultant”).

WHEREAS, the Company and the Consultant entered into a consulting agreement, effective as of April 1, 2025 and amended effective as of January 1, 2026 (the “Consulting Agreement”); and

WHEREAS, the Company and the Consultant desire to amend the terms and conditions of the Consulting Agreement as set forth herein, following the approval of the Compensation Committee of the Board of Directors of Oramed Pharmaceuticals Inc. on September 24, 2026.

NOW, THEREFORE, the Company and the Consultant agree as follows:

1. Amendment to Section 6. Section 6 of the Consulting Agreement is hereby amended and restated in its entirety to read as follows:

Compensation. Effective September 1, 2026 (inclusive), the Company shall pay to the Consultant in consideration for the performance of the Consulting Services, a gross monthly amount of NIS 82,395+VAT (the “Consideration”), subject to the receipt by the Company of an invoice from the Consultant.

1. Except for the changes and/or additions stated herein, all the other terms of the Consulting Agreement shall remain valid and bind the parties without any change. In the case of a contradiction between the provisions of this Amendment and the provisions of the Consulting Agreement, the provisions of this Amendment shall prevail. Without limiting the generality of the foregoing, the term “Agreement” as used in the Consulting Agreement shall be deemed to be the Consulting Agreement as amended by this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment to Consulting Agreement as of the date first written above.

ORAMED PHARMACEUTICALS INC.		KNRY LTD.

By:	/s/ Nadav Kidron	By:	/s/ Miriam Kidron
Name:	Nadav Kidron	Name:	Miriam Kidron
Title:	Chief Executive Officer

I hereby confirm that I have read this Amendment, understood its terms and agree to be personally bound by all its terms and provisions.

/s/ Miriam Kidron
Miriam Kidron